Exhibit 99.2

Ken Volk, Corporate Communications

(301) 968-6390

Judith Wilkinson/Jeremy Jacobs

Joele Frank, Wilkinson Brimmer Katcher

(212) 355-4449

FOR IMMEDIATE RELEASE

THE MILLS DETERMINES THAT ACQUISITION PROPOSAL

FROM SIMON AND FARALLON IS SUPERIOR TO BROOKFIELD MERGER

CHEVY CHASE, MD. (February 13, 2007) — The Mills Corporation (NYSE:MLS) announced that it has received a definitive offer from Simon Property Group, Inc. (NYSE:SPG) and Farallon Capital Management, L.L.C., to acquire The Mills for $24 per share in cash by means of a tender offer for all outstanding shares of The Mills common stock. The Mills’ Board of Directors, after consultation with its outside counsel and independent financial advisors, has determined, in accordance with the merger agreement between The Mills and Brookfield Asset Management, Inc., that the transaction contemplated by the Simon/Farallon offer is more favorable to The Mills’ stockholders than the Brookfield merger and constitutes a “Superior Competing Transaction,” as defined in the Brookfield merger agreement. In making its determination, the board considered the advice of its outside legal counsel and independent financial advisors, and considered a number of factors, including the higher per-share consideration that Simon and Farallon have offered and the likelihood that the Simon/Farallon transaction could be completed more quickly than the Brookfield merger.

Accordingly, while at this time the merger agreement with Brookfield remains in effect, the Board of Directors has authorized The Mills, subject to satisfaction of the terms and conditions set forth in the Simon/Farallon offer, to terminate the merger agreement with Brookfield and enter into a definitive agreement with the Simon/Farallon group, unless, within three business days, The Mills and Brookfield amend the existing Brookfield agreement or Brookfield irrevocably agrees to enter into an amendment to that agreement that causes the transaction contemplated by the Simon/Farallon offer to cease to be a Superior Competing Transaction, as defined in the Brookfield merger agreement. In accordance with the terms of the Brookfield merger agreement, The Mills has notified Brookfield of this determination and is ready and willing to negotiate such an amendment to the Brookfield merger agreement.

The Mills will today file a current report on Form 8-K with the U.S. Securities and Exchange Commission containing a copy of the definitive offer letter from the Simon and

Farallon group, including the merger agreement that The Mills would enter into if the transaction contemplated by the Simon/Farallon offer remains a Superior Competing Transaction, as defined in the Brookfield merger agreement. The current report on Form 8-K will be available on the SEC’s website, http://www.sec.gov, and on The Mills’ website, http://www.themills.com.

J.P. Morgan Securities Inc. and Goldman, Sachs & Co. are serving as financial advisors and Wachtell, Lipton, Rosen & Katz and Hogan & Hartson LLP are serving as legal advisors to The Mills.

About The Mills Corporation

The Mills Corporation, based in Chevy Chase, MD, is a developer, owner and manager of a diversified portfolio of retail destinations, including regional shopping malls and market-dominant retail and entertainment centers. It currently owns 38 properties in the United States totaling approximately 47 million square feet. The Mills is traded on the New York Stock Exchange under the ticker: MLS. For more information, visit The Mills’ website at www.themills.com.

Forward-Looking Statements

Statements in this press release that are not historical – including, among other things, as to the expected timing of the completion and financial benefits of both the proposed merger with Brookfield and the transaction contemplated by the offer received from Simon and Farallon – may be deemed forward-looking statements within the meaning of US federal securities laws or forward-looking information within the meaning of Canadian Provincial securities laws. Although The Mills believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, no assurance can be given that these expectations will be attained or that the transaction will be completed and it is possible that our actual circumstances and results may differ materially from those indicated by these forward-looking statements due to a variety of risks and uncertainties. The completion of and benefits from any transaction are subject to certain risks and uncertainties, including required approvals or acceptances of or by The Mills’ stockholders and regulatory agencies, the other conditions to the completion of any such transaction, the possibility that the anticipated benefits of any such transaction cannot be fully realized or may take longer to realize than expected, and other risk factors relating to The Mills business and its industry as detailed from time to time in The Mills’ reports filed with the SEC. The Mills undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The reader is directed to The Mills’ various filings with the SEC, including quarterly reports on Form 10-Q, reports on Form 8-K and its annual reports on Form 10 K, for a discussion of such risks and uncertainties.

Important Information

The Mills and Brookfield have stated that they intend to file a proxy statement/prospectus with the U.S. Securities and Exchange Commission, or the SEC, in connection with the proposed acquisition by Brookfield. Stockholders of The Mills are urged to read the proxy statement/prospectus when and if it becomes available, because it will contain important information. Stockholders will be able to obtain a free copy of the proxy statement/prospectus as well as other filings containing information about The Mills and the merger, if and when available, without charge, at the SEC’s Internet site (http://www.sec.gov). In addition, copies of the proxy statement/prospectus and other filings containing information about The Mills and the merger can be obtained, when available without charge, by directing a request to The Mills Corporation, Attention: Investor Relations, 5425 Wisconsin Avenue, Suite 500, Chevy Chase, Maryland 20815, by phone at (301) 968-8367, or on The Mills’ Internet site at http://www.themills.com.

The Mills and its officers and directors may be deemed to be participants in the solicitation of proxies from The Mills’ stockholders in connection with the proposed merger transaction with Brookfield. Additional information regarding the interests of potential participants in the proxy solicitation will be included in the definitive proxy statement/prospectus and other relevant documents that The Mills intends to file with the SEC in connection with the scheduled special meeting of its stockholders.

Investors should read the proxy statement/prospectus carefully if and when it becomes available before making any voting or investment decisions.

If The Mills accepts the Simon/Farallon offer and terminates the Brookfield merger agreement, then The Mills would expect to file a solicitation/recommendation statement with the SEC in connection with the tender offer contemplated by the Simon/Farallon offer, and, if required, to file a proxy statement or information statement with the SEC in connection with the merger contemplated by the Simon/Farallon offer. Investors and security holders are strongly advised to read these documents if and when they become available because they will contain important information about the tender offer and the proposed merger. Stockholders would be able to obtain a free copy of the solicitation/recommendation statement and the proxy statement as well as other filings containing information about Mills, the tender offer and the merger, if and when available, without charge, at the SEC’s Internet site (http://www.sec.gov). In addition, copies of the solicitation/recommendation statement, the proxy statement and other filings containing information about The Mills, the tender offer and the merger may be obtained, if and when available, without charge, by directing a request to The Mills Corporation, Attention: Investor Relations, 5425 Wisconsin Avenue, Suite 500, Chevy Chase, Maryland 20815, by phone at (301) 968-8367, or on The Mills’ Internet site at http://www.themills.com.

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